Exhibit 99.1
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                               AMENDMENT NO. 1 TO
                          AGREEMENT AND PLAN OF MERGER


          AMENDMENT NO. 1, dated November 12, 2004 (this "AMENDMENT"), to that certain Agreement and Plan of Merger, dated as of January 27, 2004
(the "AGREEMENT"), by and between Unizan Financial Corp., an Ohio corporation ("UNIZAN"), and Huntington Bancshares Incorporated, a Maryland corporation ("HUNTINGTON").

                              W I T N E S S E T H:

          WHEREAS, Huntington intends to withdraw its current application with the Board of Governors of the Federal Reserve System seeking approval to acquire and merge with Unizan, and Huntington further intends to resubmit such application at a time to be determined; and

          WHEREAS, each of Huntington and Unizan agree that it is in their mutual best interests to enter into this Amendment to facilitate the orderly consummation of the transactions contemplated by the Agreement.

          NOW, THEREFORE, in consideration of the mutual covenants, representations, warranties and agreements contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the parties agree as follows:

         1. DEFINED TERMS. All capitalized terms used herein but not defined herein shall have the meanings set forth in the Agreement.

         2. AMENDMENT TO SECTION 6.11. The parties hereby agree that Section
6.11 is hereby amended to add the following sentence to the end of Section 6.11:

                          Notwithstanding anything contained herein to the contrary, Unizan may establish and declare during the ten Business Days prior to the anticipated Closing Date a special per share cash dividend with respect to the Unizan Common Stock equal to (x) (1) the per share dividends declared from and after January 1, 2005 by Huntington with respect to the Huntington Common Stock (other than any such dividends having a record date on or after the Closing Date) multiplied by (2) the Exchange Ratio less (y) the per share dividends declared by Unizan with respect to the Unizan Common Stock from and after January 1, 2005 (the "SPECIAL DIVIDEND"). The Special Dividend shall have record and payment dates prior to the Effective Time.


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         3. AMENDMENT TO SECTION 5.3. The parties hereby agree that Section 5.3 is hereby amended to add to the end of the last sentence of Section 5.3 the following language "or (vi) enter into any agreement providing for the merger, consolidation, sale or other business combination involving Huntington where the common shares of Huntington are to be exchanged for evidence of indebtedness, other securities, cash, or cash rights of another entity unless such agreement expressly provides for the assumption of all obligations hereunder."

         4. AMENDMENT TO SECTION 8.1(c). The parties hereby agree that Section 8.1(c) of the Agreement is hereby amended to replace the words "the first anniversary of the date of this Agreement" with the words "the second anniversary of the date of this Agreement." The parties hereby further agree that Section 8.1(c) of the Agreement is hereby amended to add the following to the end of Section 8.1(c):

                          ; PROVIDED, HOWEVER, that in the event that the Merger shall not have been consummated on or before the second anniversary of the date of this Agreement as a result of the failure to satisfy the condition set forth in Section 7.1(c) and it is reasonably likely that the condition set forth in Section 7.1(c) are capable of being satisfied prior to the date that is three (3) months following the second anniversary date of this Agreement, neither party may terminate the Agreement pursuant to this Section 8.1(c) until the date that is three (3) months following the second anniversary date of this Agreement; PROVIDED, FURTHER, that Unizan shall have the right to extend the termination date to be the same as the corresponding termination date under any agreement referenced in
                          Section 5.3(vi) (but in no event shall this proviso result in a reduction of the time periods referenced above) by providing written notice of its election to Huntington within thirty (30) days of receiving notice that Huntington has entered into a transaction described in Section 5.3(vi) (and in any event by providing such notice prior to the termination date set forth above and prior to any termination of this Agreement).

         5. AMENDMENT TO SECTION 8.1(g). The parties hereby agree that Section 8.1(g) of the Agreement is hereby amended to (a) replace the words "next following the Determination Date, in the event that, as of the Determination Date" with "following the last Business day of any consecutive fifteen (15) full Nasdaq trading days after January 1, 2005 during which", (b) in the definition of Average Closing Price, replace the words "the five" with "any fifteen" and delete the words "ending at the close of trading on the Determination Date", (c) delete all references to "Determination Date" and (d) in the definition of Final Index Price, replace the word "five" with "fifteen".

         6. AMENDMENT TO SECTION 8.1. The parties hereby agree that Section 8.1 of the Agreement is hereby amended to add the following new Section 8.1(h):

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                          (h) If and only to the extent that (i) an Acquisition
                          Proposal not solicited by Unizan and not otherwise resulting from a breach of Section 6.13 is made after the date of this Amendment and (ii) the Board of Directors of Unizan determines, in the exercise of its fiduciary duties and after consultation with its outside advisors, that it is in the best interests of its shareholders to do so, Unizan shall be permitted to terminate this Agreement simultaneously with (x) entering into a definitive agreement providing for the Alternative Transaction that is the subject of such Acquisition Proposal and (y) paying or causing to be paid to Huntington by wire transfer of same day funds a fee equal to $20,000,000 (twenty million dollars).

         7. AMENDMENT TO SECTION 8.3(a). The parties hereby agree that Section 8.3(a) of the Agreement is hereby amended to add the following sentence to the end of Section 8.3(a):

                           Notwithstanding the foregoing, no fee shall be paid
                  by Unizan to Huntington pursuant to this Section in the event a fee has been paid to Huntington pursuant to 8.1(h).


         8. AMENDMENT TO SECTION 6.13(a). The parties hereby agree that Section 6.13(a) is hereby amended to delete the phrase "prior to the meeting of Unizan shareholders to be held pursuant to Section 6.3, and" from the second sentence of the first paragraph.

         9. SCHEDULE UPDATE. Huntington hereby agrees that, notwithstanding anything contained in the Agreement to the contrary, the Unizan Disclosure Schedule shall be revised for all purposes to include those matters set forth in Annex A thereto.

         10. ENTIRE AGREEMENT. Except as set forth herein, all of the terms and conditions of the Agreement shall remain in effect without modification, and (except as provided in Section 9 hereof), the parties agree that by the execution of this Amendment, they do not waive, and shall not be deemed to have waived, their rights or remedies arising from any action taken by either party in connection with the Agreement. The Agreement (including the documents and the instruments referred to in this Agreement), as amended by this Amendment No. 1, together with the Confidentiality Agreement, constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, between the parties with respect to the subject matter of this Agreement, other than the Confidentiality Agreement.

         11. COUNTERPARTS. This Amendment No. 1 may be executed in two or more counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each of the parties and delivered to the other party, it being understood that each party need not sign the same counterpart.

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         12. GOVERNING LAW. This Amendment No. 1 shall be governed and construed in accordance with the internal laws of the State of Ohio applicable to contracts made and wholly-performed within such state, without regard to any applicable conflicts of law principles.

                  IN WITNESS WHEREOF, Unizan and Huntington have caused this Amendment No. 1 to be executed by their respective officers thereunto duly authorized as of the date first above written.

                             UNIZAN FINANCIAL CORP.


                              By: /s/ Roger L. Mann
                                 ------------------
                              Name:   Roger L. Mann
                              Title:  President and Chief Executive Officer




                             HUNTINGTON BANCSHARES INCORPORATED


                              By: /s/ Thomas E. Hoaglin
                                 ----------------------
                              Name:   Thomas E. Hoaglin
                              Title:  Chairman, President and Chief Executive
                                         Officer